As filed with the Securities and Exchange Commission on August 11, 2017
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	6712	35-1544218
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
200 East Jackson Street
Muncie, Indiana 47305
(765) 747-1500
(Address, including Zip Code, and telephone number, including area code, of registrant’s principal executive offices)

FIRST MERCHANTS CORPORATION 2009 LONG-TERM EQUITY INCENTIVE PLAN
(Full title of the plan)

Mark K. Hardwick
Executive Vice President,
Chief Financial Officer and Chief Operating Officer
First Merchants Corporation
200 East Jackson Street
Muncie, Indiana 47305
(765) 747-1500
(Name, address, including Zip Code, and telephone number, including area code, of agent for service)

With copies to:

Jeremy E. Hill, Esq. Bingham Greenebaum Doll LLP 2700 Market Tower 10 W. Market Street Indianapolis, Indiana 46204 (317) 635-8900	Brian T. Hunt, Esq. First Vice President and General Counsel First Merchants Corporation 200 East Jackson Street Muncie, Indiana 47305 (765) 747-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value
-2009 Long-Term Equity Incentive Plan	600,000(2)	$39.73(3)	$23,862,000	$2,765.61
TOTAL	600,000		$23,862,000	$2,765.61

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock. In addition, pursuant to Rule 416(c) of the Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)
Represents additional shares of common stock that are issuable under the Registrant’s 2009 Long-Term Equity Incentive Plan pursuant to an “evergreen” provision that, for each fiscal year of the Plan, authorizes for issuance the greater of (a) one percent (1%) of the common shares outstanding as of the prior December 31st or (b) 250,000, that have not been previously registered under the Registration Statement on Form S-8 (File No. 333-159643) filed by the Registrant with the Securities and Exchange Commission on July 01, 2009 (the “Initial Registration Statement”).

(3)
Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on August 9, 2017.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, First Merchants Corporation, an Indiana corporation (the “Registrant”), is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 600,000 additional shares of its common stock that were previously reserved for issuance under the Registrant’s 2009 Long-Term Equity Incentive Plan (the “2009 LTEIP Plan”) (the “Additional Shares”). The Additional Shares are in addition to the common stock previously registered for issuance for the LTEIP Plan on the Registrant’s Registration Statement on Form S-8 (File No. 333-159643) filed by the Registrant with the Securities and Exchange Commission on July 01, 2009 (the “Initial Registration Statement”). This Registration Statement hereby incorporates by reference the contents of the Initial Registration Statement. Pursuant to General Instruction E of Form S-8, this Registration Statement only contains the facing page, a statement incorporating the Initial Registration Statement by reference and the required opinions and consents listed in the Exhibit Index and the signature page. This Registration Statement shall become effective upon filing in accordance with Rule 462(a) of the Act.

Item 21. Exhibits and Financial Statement Schedules.
(a) The following Exhibits are being filed as part of this Registration Statement except those which are incorporated by reference:

Exhibit
No.                         Description of Exhibit

4.1    First Merchants Corporation 2009 Long-Term Equity Incentive Plan, effective January 1, 2009, as amended
(Incorporated by reference to registrant's Form 10-K filed on February 27, 2015) (SEC No. 000-17071)

5.1*    Opinion of Bingham Greenebaum Doll LLP (legality)

23.1*    Consent of BKD, LLP

23.2*    Consent of Bingham Greenebaum Doll LLP (legality) (included in Exhibit 5.1)

24.1*    Power of Attorney included on “Signature” page of this Registration Statement

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana, on August 11, 2017.

FIRST MERCHANTS CORPORATION

By: /s/ Michael C. Rechin
Michael C. Rechin, Chief Executive
Officer and President
Each person whose signature appears below constitutes and appoints Michael C. Rechin and Mark K. Hardwick and each of them his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by First Merchants Corporation pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of the 11th day of August, 2017 by the following persons in the capacities indicated.

/s/ Michael C. Rechin          Chief Executive Officer, President and
Michael C. Rechin                  Director (Principal Executive Officer)

/s/ Mark K. Hardwick          Executive Vice President, Chief Financial Officer an Chief Operating
Mark K. Hardwick                 Officer (Principal Financial and Accounting Officer)

/s/ Charles E. Schalliol          Chairman of the Board and Director
Charles E. Schalliol

/s/ Michael R. Becher          Director
Michael R. Becher

/s/ Michael J. Fisher          Director
Michael J. Fisher

/s/ F. Howard Halderman          Director
F. Howard Halderman

/s/ William L. Hoy          Director
William L. Hoy

/s/ Gary J. Lehman          Director
Gary J. Lehman

/s/ Patrick A. Sherman          Director
Patrick A. Sherman

/s/ Terry L. Walker          Director
Terry L. Walker

/s/ Jean L. Wojtowicz          Director
Jean L. Wojtowicz

Pursuant to the requirements of the Securities Act of 1933, the undersigned, being all of the members of the Compensation and Human Resources Committee of the Board of Directors of First Merchants Corporation (the committee responsible for administering the First Merchants Corporation 2009 Long-Term Equity Incentive Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Muncie, State of Indiana, on August 11, 2017.

FIRST MERCHANTS CORPORATION
2009 LONG-TERM EQUITY
INCENTIVE PLAN

/s/ Charles E. Schalliol          Compensation and Human Resources Committee Member
Charles E. Schalliol

/s/ Gary J. Lehman          Compensation and Human Resources Committee Member
Gary J. Lehman

/s/ William L. Hoy          Compensation and Human Resources Committee Member
William L. Hoy

FIRST MERCHANTS CORPORATION
INDEX TO EXHIBITS

Exhibit
No.                         Description of Exhibit

4.1    First Merchants Corporation 2009 Long-Term Equity Incentive Plan, effective January 1, 2009, as amended
(Incorporated by reference to registrant's Form 10-K filed on February 27, 2015) (SEC No. 000-17071)

5.1*    Opinion of Bingham Greenebaum Doll LLP (legality)

23.1*    Consent of BKD, LLP

23.2*    Consent of Bingham Greenebaum Doll LLP (legality) (included in Exhibit 5.1)

24.1*    Power of Attorney included on “Signature” page of this Registration Statement

* Filed herewith